August 4, 2011






Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549




Attn. Document Control







RE

American Depositary Shares
evidenced by Two 2 American
Depositary Receipts representing
One 1 Ordinary Share of
      KS Aktiengesellschaft  Form
F6 File No. 333157155





Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for securities
against which American Depositary
Receipts are to be issued, we attach
a copy of the new prospectus
Prospectus reflecting the share
reclassification for KS
Aktiengesellschaft

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to the
file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised par value
change for KS Aktiengesellschaft

The Prospectus has been revised
to reflect the new ratio, and has
been overstampted with

Effective August 8, 2011, the
companys share classification
changed to no par value
registered shares.


Please contact me with any
questions or comments at 212
8156915.



Birgit Rug
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance








101 Barclay Street, New York NY 10286